UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 10, 2026

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 10, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Quanta Services, Inc. (“Quanta” or the “Company”) approved incentive compensation awards to certain senior leadership employees, including each of Earl C. Austin, Jr., Jayshree S. Desai, Karl W. Studer and Gerald A. Ducey, Jr. (named executive officers) in the form of performance stock units (“PSUs”) covering shares of the Company’s common stock, pursuant to an award agreement approved by the Committee (the “PSU Agreement”). The number of PSUs that may be earned will be determined at the conclusion of a five-year performance period ending on December 31, 2030 based on pre-established performance goals. Specifically, the amount of PSUs that may be earned can be up to 300% of the target amount based on achievement of a specified compound annual growth rate for adjusted earnings per share by the end of the performance period (i.e., fiscal year ending December 31, 2030), with a potential multiplier of up to 200% of such amount based on a specified compound annual growth rate for total shareholder return (“TSR”) as of the end of the performance period (for maximum earned PSUs of up to 600% of target).

The PSUs are intended to be strategic equity performance awards that incentivize and support the retention of certain senior leadership personnel responsible for executing the Company’s recently announced five-year business strategy and financial goals, which align with the adjusted earnings per share metric of the award. The Committee determined it was in the best interest of the Company and its stockholders to incentivize the continued leadership of these individuals during that period, as Quanta endeavors to capitalize on its growth potential based on current market dynamics and its current market position.

Furthermore, achievement of the adjusted earnings per share performance goal will require continuation of the Company’s significant earnings growth during the prior five years, with achievement under the TSR modifier also requiring continued significant stock price appreciation and market capitalization value creation. The Committee believes that achievement under these metrics would represent superior performance and stockholder value creation, replicating the Company’s superior performance during the prior five-year period.

The target number of PSUs granted to the named executive officers is as follows: Mr. Austin – 17,759; Ms. Desai – 8,879; Mr. Studer – 12,431; and Mr. Ducey – 7,103. The actual number of such PSUs that can become earned and vested will range from 0% to 600% of the target number of PSUs granted. In granting these awards, the Committee recognized, among other things, the leadership, knowledge and experience these individuals bring to the Company and their continued importance to Quanta’s strategic priorities and future performance, as well as their ability to drive long-term value for the Company’s stockholders.

To the extent determined by the Committee to be earned based on achievement of the performance goals, the PSUs will vest after the conclusion of the performance period, subject to the holder’s continued service through such date (subject to accelerated earned PSU determinations and vesting in the case of certain qualifying terminations of employment or in connection with a change in control of the Company), and any earned PSUs that vest will be settled in shares of common stock of the Company.

The incentive compensation awards were made pursuant to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan, as amended (the “Omnibus Plan”), and the PSU Agreement. The foregoing description of the incentive awards is qualified in its entirety by reference to the Omnibus Plan, as amended, and the PSU Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of PSU Award Agreement for awards to employees/consultants pursuant to the 2019 Omnibus Equity Incentive Plan (five-year cliff vesting award adopted April 2026)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2026	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Executive Vice President and General Counsel